Exhibit 10.11

PROMISSORY NOTE SECURED BY
MORTGAGE



$1,868,500.00

April 21, 1997




	FOR VALUE RECEIVED, in installments as
herein stated WATERFORD DEVELOPMENT COMPANY,
L.L.C., an Oklahoma limited liability company
("Maker"), hereby promises to pay to the order of LTC PROPERTIES, INC., a Maryland corporation
("Lender") at 311 West Monroe Street, P.O. Box
74742, Chicago, Illinois 60694-5020 or such other place as Lender may from time to time designate, the principal sum of ONE MILLION EIGHT HUNDRED
SIXTY-EIGHT THOUSAND FIVE HUNDRED DOLLARS
($1,868,500.00), with Regular Interest from the date hereof on unpaid principal at the rate of Percent (_%) per annum ("Regular Interest"), all subject to the terms and conditions set forth below. Principal, Regular Interest and other sums due hereunder shall be payable in lawful money of the United States.

1.	Regular Interest.  Except as otherwise
expressly provided herein, "Regular Interest" shall accrue on the unpaid principal due hereunder from the date of this Note (that is, the "Funding Date") through the Maturity Date
(defined below) or the earlier payment of this
Note in accordance with the terms hereof, whether upon acceleration or other-wise, at the per annum rate of Percent (_%) (the "Regular Interest
Rate").

2.	Payments of Regular Interest.  Regular
Interest only shall be payable in arrears in monthly installments on the first (IST) day of each and every month (the "Regular Interest
Payment Date") commencing on the first (IST) day of the first full calendar month following the date hereof and continuing thereafter on the
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first (1st) day of each succeeding calendar month
until the Maturity Date; provided, however, that if the first (1st) day of any calendar month is not a Business Day (defined in Section 5, below), then the Regular Interest Payment Date shall be the first (1st) Business Day which precedes the first (IST) day of the calendar month. Regular
Interest only shall be due and payable on each Regular Interest Payment Date; provided, however, that if the loan evidenced by this Note ("Loan") is funded on any day which is not the first (1st) day of a calendar month, then Maker shall pay, concurrently with the Funding, Date, a pro-rated amount (of Regular Interest only) based on the number of days from and including the Funding
Date to the first Regular Interest Payment Date occurring after the Funding Date. (Such prorated amount may be deducted by Lender from the Loan proceeds.) Therefore, if funding of the Loan occurs other than on the first (IST) day of a calendar month, the first (1st) payment of Regular Interest shall be made on the second
(2nd) Regular Interest Payment Date occurring after the Funding Date. The monthly installments of Regular Interest to be paid by Maker shall be calculated on the basis of a three hundred sixty
(360) day year. All principal and accrued but unpaid Regular Interest (if any) shall be due on February 20, 1998 (the "Maturity Date").

3.	Promissory Note Secured by Mortgage.  This
Promissory Note is secured by a Mortgage and Security Agreement ("Mortgage") each made of even date herewith by Maker, as Grantor, for the benefit of Lender, as Beneficiary, encumbering a parcel of real property improved with an assisted living facility, located-in the City of Durant, County of Bryan, State of Oklahoma, as more specifically described in the Mortgage (the
"Property"). This Note is further secured by a UCC-1 Financing Statement (the "UCC-1"), of even
(or approximately even) date herewith.  This
Note, the Mortgage, the UCC-1 and any and all other documents or instruments evidencing or securing this Note, are sometimes hereinafter collectively referred to as the "Loan Documents."

4.	Effect of Note.

(a)	It is the intention of Lender and Maker that
this Note shall remain in full force and effect and shall continue to be secured by the Loan
Documents until all obligations of Maker to Lender under this Note have been fully satisfied.

(b)	MAKER ACKNOWLEDGES AND AGREES THAT THE
PROVISIONS OF THIS NOTE SHALL NOT CREATE A
PARTNERSHIP, JOINT VENTURE OR ANY OTHER
RELATIONSHIP BETWEEN THE PARTIES EXCEPT THE
RELATIONSHIP OF MAKER AND LENDER.  ACCORDINGLY,
NOTHING CONTAINED IN THIS NOTE OR IN THE OTHER
LOAN DOCUMENTS SHALL OBLIGATE OR BE DEEMED TO
OBLIGATE LENDER TO PAY ANY COSTS, FEES OR
EXPENSES OF THE PROPERTY, OR TO REIMBURSE MAKER
FOR ANY SUCH COSTS OR OTHERWISE.  IN ADDITION,
NOTHING IN THIS NOTE OR IN ANY OF THE OTHER LOAN
DOCUMENTS SHALL BE DEEMED TO IMPLY THAT LENDER IS
AN OWNER OR OPERATOR OF ANY OF THE PROPERTY, THE
FACILITY LOCATED THEREON OR ANY OTHER BUSINESS
LOCATED THEREON OR IN CONNECTION THEREWITH AND
LENDER SHALL NOT BE DEEMED TO CONTROL OR REVIEW
MAKER'S OWNERSHIP OR OPERATION OF THE PROPERTY,
THE FACILITY LOCATED THEREON OR ANY OTHER
BUSINESS LOCATED THEREON OR IN CONNECTION
THEREWITH.

5.	Default and Acceleration.

(a)	Each of the following shall constitute an
"Event of Default" under this Note:

	(i)	Maker fails to make any payment
when due under this Note, and said failure continues for a period of five (5) "Business Days
" (which shall mean any day in which dealings in U.S. dollar deposits between banks may be carried on in New York and on which Lender is open for business at its principal place of business);

	(ii)	Maker commits an Event of Default
other than as described in subsection 5(a)(i) hereof under any of the Mortgage or is otherwise in default under any one or more of the other
Loan Documents, and said Event of Default is not cured within thirty (30) calendar days after Lender has given notice thereof to Maker, or, if the Event of Default is of a type which is not capable of being cured within the thirty (30) calendar day period, if Maker has not commenced with due diligence and dispatch the cure of said
Event of Default within said @ (30) calendar day period after Lender's notice to Maker, and thereafter promptly prosecuted the same to completion within ten (10) calendar days after said initial @ (30) day period; or

	(iii)	Maker commits a breach or default
which remains uncured after the expiration of any applicable grace period under any other document or instrument subsequently entered into between Maker and Lender, and said breach or default is not cured within any applicable grace period.

(b)	Upon the occurrence of an Event of Default
hereunder, Lender shall have the right, without demand or notice, to declare the unpaid principal of this Note, all accrued but unpaid Regular
Interest and all Default Interest, and any and all other amounts owing to Lender by Maker under this Note and under the other Loan Documents immediately due and payable, and said principal, Regular Interest, Default Interest and other amounts, together with Lender's costs and reasonable attorneys' fees incurred in collecting and/or enforcing payment hereof, shall then become immediately due and payable to Lender.

6.	Default Interest.  Upon the occurrence of an
Event of Default hereunder, under any of the Mortgage or any one or more of the other Loan
Documents, but only for so long thereafter as Maker remains in default, the Regular Interest
Rate hereof shall immediately and without notice to Maker (which notice is hereby waived to the extent permitted by law) increase to the lesser of (i)an amount equal to two percent (2%) over the then applicable rate of Regular Interest, or
(ii) the Highest Lawful Rate (defined in
Paragraph 10, below) (the "Default Interest
Rate"). Maker acknowledges and agrees that it would be extremely difficult or impracticable to fix the actual damages resulting from Maker's failure to pay amounts when due and therefore shall pay such default interest not as a penalty, but for the purpose of defraying the expenses incident to handling amounts past due. The default interest shall be payable by Maker without prejudice to the rights of Lender to collect any other amounts to be paid under this Note or the Mortgage.

7.	Prepayment.  The Loan may be prepaid (in
whole or in part) without any premium or penalty at any time and from time to time.

8.	Waivers.  Maker hereby waives diligence,
presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note, notice of intent to accelerate and notice of acceleration and expressly agrees that, without in any way affecting the liability of Maker hereunder, Lender may extend the Maturity Date or the time for payment of any installment due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note. By accepting payment of any sum hereunder after its due date, Lender shall not waive its rights either to require prompt payment when due of all other sums hereunder or to declare an Event of Default hereunder for failure to make prompt payment of such other sums. No delay or omission on the part of Lender in exercising any right under this Note or under any of the Mortgage or any of the other Loan Documents shall operate as a waiver of such right.

9.	Costs of Collection.  Maker agrees to pay
all charges (including, without limitation, all late charges and reasonable attorneys' fees, consultants fees, experts fees and the like) of Lender in connection with the collection and/or enforcement of this Note or any other Loan
Document, and in protecting or preserving the security for this Note, whether or not suit is brought against Maker; provided, however, that if a formal, non-appealable determination is made against the Lender on all counts in connection with the collection and/or enforcement of this Note, any of the Mortgage and/or any other Loan
Document, Lender shall be responsible for the payment of its own attorneys' fees and other costs and expenses in connection therewith.

10.	Compliance With Usury Laws.  It is the
intention of the parties hereto to conform strictly to applicable usury laws regarding the use, forbearance or detention of the indebtedness evidenced by this Note, the Mortgage and the other Loan Documents, whether such laws are now or hereafter in effect, including the laws of the United States of America or any other jurisdiction whose laws are applicable, and including any subsequent revisions to or judicial interpretations of those laws, in each case to the extent they are- applicable to this Note, the Mortgage and the other Loan Documents (the
"Applicable Usury Laws"). Accordingly, the following shall apply:

	(a)	if any acceleration of the
maturity of this Note or any payment by Maker or any other person or entity results in Maker or such other person or entity being deemed to have paid any interest in excess of the Maximum
Amount, as hereinafter defined, or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, notwithstanding anything to the contrary in this Note or any other Loan
Document or any other agreement or instrument, it is agreed as follows: (i) the provisions of this Paragraph 10 shall govern and control; (ii) the aggregate of all interest under Applicable Usury
Laws that is contracted for, charged or received under this Note, or under any of the other aforesaid agreements or instruments or otherwise shall under no circumstances exceed the Maximum
Amount, and any excess shall, if permitted by Oklahoma law, be retained by Lender as additional cash collateral for the Loan, to be held without interest or trust or, if not permitted to be so held by Lender, shall either be refunded to Maker or applied in reduction of principal, if permitted by Oklahoma law, in the sole discretion of Lender; (iii) neither Maker nor any other person or entity shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount; and (iv) the effective rate of interest on the Loan shall be ipso facto reduced to the Highest Lawful Rate
(defined below), and the provisions of this Note, the Mortgage and the other Loan Documents immediately shall be deemed reformed, without the necessity of the execution of any new document or instrument, so as to comply with all Applicable
Usury Laws. All sums paid, or agreed to be paid, to Lender for the use, forbearance or detention of the indebtedness of Maker to Lender evidenced by this Note, the Mortgage and the other Loan
Documents shall, to the fullest extent permitted by the Applicable Usury Laws, be amortized, pro rated, allocated and spread throughout the full term of the indebtedness evidenced by this Note, the Mortgage and the other Loan Documents so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. As used herein, the term "Maximum Amount" means the maximum non-usurious amount of interest which may be lawfully contracted for, charged or received by Lender in connection with the indebtedness evidenced by this Note, the Mortgage and other
Loan Documents under all Applicable Usury Laws.

	(b)	If at any time interest on the
Loan, together with any other fees and additional amounts payable hereunder or under any other agreements or instruments that are deemed to constitute interest under Applicable Usury Laws
(the "Additional Interest"), exceeds the Highest
Lawful Rate, then the amount of interest to accrue pursuant to this Note, the Mortgage and the other Loan Documents shall be limited, notwithstanding anything to the contrary in this Note, the Mortgage or any other Loan Document or any other agreement or instrument, to the amount of interest that would accrue at the Highest
Lawful Rate; provided, however, that to the fullest extent permitted by Applicable Usury
Laws, any subsequent reductions in the interest rate shall not reduce the interest to accrue pursuant to this Note, the Mortgage and the other
Loan Documents below the Highest Lawful Rate until the aggregate amount of interest actually accrued pursuant to this Note, the Mortgage and the other Loan Documents, together with all Additional Interest, equals the amount of interest which would have accrued if the Highest

Lawful Rate had at all times been in effect and such Additional Interest, if any, had been paid in full.

	For purposes of this Note, the term "Highest
Lawful Rate" means the maximum rate of interest and other charges (if any such maximum exists) for the forbearance of the payment of monies, if any, that may be charged under all Applicable
Usury Laws on the principal balance of the Loan from time to time outstanding.

11. Full Recourse Nature of Loan. This Loan evidenced by this Note and the other Loan
Documents is fully recourse and Lender shall not be required to look solely to the collateral granted or pledged by Maker to Lender when seeking to enforce Lender's rights and remedies.

	12.	Miscellaneous.

	(a)	Assignment.  Lender may, at its sole
option, assign this Note and/or designate any other person or entity as the holder hereof, and any such assignee or designee shall succeed to all rights and obligations of Lender hereunder.

	(b)	No Modifications or Amendments; No
Waiver. Except as specified herein, this Note may not be amended, modified or changed, nor shall any waiver of the provisions hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.
Additionally, a waiver of any provision in one event shall not be construed as a waiver of any other provision at any time, as a continuing waiver, or as a waiver of such provision on a subsequent event. Neither (i) the failure of Lender to exercise its right to accelerate this Note when such right shall become available, nor
(ii) any delay or omission on the part of Lender in exercising any other right hereunder or under any of the other Loan Documents shall operate as a waiver of such option and right or of any other right hereunder or under any of the Mortgage or under the other Loan Documents, or any of them, if any Event of Default has not been cured prior to the time of exercise of any such right by Lender, nor shall Lender be prohibited from exercising its right to accelerate the maturity of this Note at any time during the continuance of an Event of Default.

	(c)	Separability.  Any provision of this
Note which shall be held by a court to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision or term hereof, and such other provisions or terms shall remain in fall force and effect.

	(d)	Successors and Assigns. Whenever used
herein, the terms "Lender" and "Maker" shall be deemed to include their respective heirs, personal representatives, successors and assigns.

	(e)	Choice of Law. This Note shall be
subject to, governed by, construed, and enforced pursuant to the internal laws of the State of Oklahoma applicable to instruments, persons and transactions having contacts and relationships solely within the State of Oklahoma without resort to choice of law principles.

	(f)	Remedies.  The rights, powers and
remedies of Lender permitted by law or contract or as set forth herein or in the Mortgage shall be cumulative and concurrent, and may be pursued singly, successively or together against Maker or any one or more of the Property, in such order as Lender may determine, in the sole discretion of Lender, and such rights, powers and remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur. Additionally, the failure to exercise any such rights, powers and remedies or the acceptance by Lender of any payment hereunder which is less than payment in full shall not constitute a waiver of the right to exercise any of Lender's rights, powers or remedies at that time or any subsequent time.

	(g)	Notice.  All notices to Maker shall be
in writing at the address set forth below by: (i)
personal service (including service by overnight
courier service), or (ii) registered or
certified, first class mail, return receipt
requested.  All notices by personal service shall
be deemed given upon receipt.  All notices given
by overnight courier service shall be deemed
given on the date shown on the courier's delivery
receipt.  All notices by registered or certified,
first class mail, return receipt requested, shall
be deemed given three (3) days after deposit in
the U. S. Mail.

	(h)	Attorneys' Fees.  Notwithstanding
anything to the contrary herein contained, should any party hereto retain counsel for the purpose of enforcing or preventing the breach of any provision hereof, including but not limited to instituting or defending any action or proceeding to enforce any provision hereof, Maker agrees to pay all charges (including without limitation, all late charges and reasonable attorneys' fees, consultants' fees, experts' fees and the like) of Lender in connection with the collection and/or enforcement of this Note, whether or not suit is brought against Maker; provided, however, that if a final, non-appealable determination is made against Lender on all counts in connection with the collection and/or enforcement of this Note, Lender shall be responsible for the payment of its own attorneys' fees and other costs and expenses in connection therewith.


Maker' Address:             "MAKER"

c/o Sterling House Corporation
WATERFORD DEVELOPMENT COMPANY, L.L.C.,
453 S. Webb Road
an Oklahoma limited liability company
Suite 500
Wichita, Kansas 67207

By:
Name:
Title: